INDEPENDENT AUDITORS' CONSENT


We agree to the inclusion in this Form 10-SB of our report, dated October 15, 1999, on our audit of the financial statements of AGM, Inc. for the nine months ended September 30, 1999, the period from inception, April 9, 1998, through December 31, 1998, and the period from inception, April 9, 1998, through September 30, 1999.


                                        /s/  Haskell & White LLP
                                       HASKELL & WHITE LLP

Newport Beach, California
October 26, 1999